EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 28th of June 2006, by Calypte Biomedical Corporation, a Delaware corporation ("Calypte") and Mr. Roger I. Gale (the "Employee"), Apartment 1806, No.1 West India Quay, 24 Hertsmere Road, London, E14 4ED.

      Calypte desires to employ the Employee as President and Chief Executive Officer of Calypte, and the Employee desires to be so employed, on the terms and conditions set forth in this Agreement.

      ACCORDINGLY, on the basis of the representations, warranties, and covenants contained in this Agreement, the parties agree as follows:

            ARTICLE 1 - EMPLOYMENT AND TERM

            1.1. Employment. Calypte shall employ the Employee as its President and Chief Executive Officer, and the Employee accepts such employment, on the terms and conditions set forth in the Agreement.

            1.2. Term. Unless the parties terminate or extend Employee's employment in accordance with the terms of this Agreement, the term of Employee's employment under this Agreement shall commence effective the 1st of August 2006, and shall continue for a period of 24 months thereafter. Upon the expiration of such 24-month period, the term of the Employee's employment under this Agreement shall automatically renew for successive periods of 12 months each, unless, at least 60 days before the expiration of such 24 month period or any succeeding 12-month period, either party gives written notice to the other party of its intention not to renew the Agreement. If such notice of non-renewal is timely given, the term of the Employee's employment under this Agreement shall expire at the end of such 24-month period or at the end of the current 12-month period, as the case may be. The term of Employee's employment under this Agreement is referred to herein as the "Term."

            ARTICLE 2 - DUTIES OF THE EMPLOYEE

            2.1. Duties. During the Term, the Employee agrees to serve as President and Chief Executive Officer of Calypte. Subject to the direction and authorization of Calypte's board of directors (the "Board of Directors"), the Employee shall direct and manage the affairs of Calypte and shall perform such other functions and undertake such other responsibilities as are customarily associated with his capacity as President and Chief Executive Officer. The Employee shall devote his full business time, attention and skill to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of Calypte. The Employee shall, at all times during the Term, adhere to and obey any and all written internal rules and regulations governing the conduct of Calypte's employees, as established or modified from time to time; provided, however, that, in the event of any conflict between the provisions of this Agreement and any such rules or regulations, the provisions of this Agreement shall control.


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            2.2. Exclusive Services. During the Term, the Employee will not, without the prior written approval of the Board of Directors, engage, directly or indirectly, in any other business activity which would interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of policies established from time to time by the Board of Directors.

            2.3. Directorships. Notwithstanding the foregoing, the Employee shall be permitted to continue holding non-employee directorships with AOA Mechel and WaveCrest Group Enterprises and such other directorships as may be agreed upon by the Board of Directors. All costs associated with holding these directorships shall be borne by the Employee.

            ARTICLE 3 - COMPENSATION

            3.1. Base Salary. During the Term, Calypte shall pay to the Employee a base salary at the annual rate of $350,000 per year, payable in equal bi-weekly installments, less tax required to be withheld and other applicable withholdings.

            3.2. Common Stock Award. Upon commencement of the Term, Calypte shall award to the Employee 1,500,000 shares of its common stock, which shall be fully vested upon the award, in accordance with the terms and conditions of Calypte's 2004 Incentive Plan (the "Plan").

            3.3. Incentive Plan Award. Calypte shall award to the Employee 1,250,000 Restricted Stock Units or other similar incentive award (the "RSUs"), which will vest quarterly in increments of 312,000 RSUs per quarter, except in the last quarter wherein the increment shall be 314,000 RSUs, in accordance with the terms and conditions of Calypte's 2004 Incentive Plan (the "Plan"). This incentive award will be granted as soon as practicable, but in no event later than 60 days after the date of this Agreement.

            3.4. Bonus. The Employee shall be entitled to receive an annual bonus of up to 50% of his annual base salary upon satisfaction of performance goals to be determined by the Board of Directors. The bonus may be paid in either cash or equity or a combination of cash and equity. The Board of Directors will set the performance goals within 60 days of execution of this Agreement. The performance goals shall be measured and the bonus calculated as of the end of each calendar year. For the calendar year ending December 31, 2006, the bonus will be based on the Employee's prorated salary for that calendar year of $145,833.

            3.5. Employee Benefits. The Employee shall be entitled to participate in or receive benefits under any employee benefit plans, arrangements and perquisites, including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health and accident plans, medical coverage plans, disability plans, insurance programs, and incentive compensation plans or any other employee benefit plan or arrangement now available or in the future available to senior executives of Calypte on the same basis as is available to other senior executives of Calypte. Calypte will not, without the Employee's prior written consent, make any changes in such plans, benefits or arrangements which would materially adversely affect the Employee's rights or benefits thereunder, except to the extent such changes are made applicable to all executive-level employees on a non-discriminatory basis.

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            3.6. Vacation. The Employee shall be entitled to 25 days paid vacation each year. A maximum of 5 days may be carried forward in any one year.

            3.7. Reimbursement for Business Expenses. Calypte shall reimburse the Employee for all reasonable and documented actual business expenses that the Employee incurs from time to time in the performance of his duties under this Agreement in accordance with the policies and practices that Calypte has adopted or adopts hereafter. The class of air travel shall be business class or similar for trips longer than 3 hours and business class or similar for all surface travel.

            3.8. Personal Travel. The Company shall reimburse the Employee for reasonable and documented actual expenses the Employee incurs from time to time related to his and his spouse's personal travel up to a maximum of $15,000 per year.

            3.9. Relocation Allowance. Calypte shall reimburse the Employee for all reasonable and documented actual expenses, which shall be agreed in advance, that the Employee incurs related to his and his spouse's relocation to Portland, Oregon or other location as may be agreed to by the Employee and the Board of Directors. This shall include packing and unpacking of household belongings, international shipping and storage expenses, reasonable storage expenses of household belongings in the United Kingdom, one way Business Class airfare from London to Portland for the Employee and this spouse.

            3.10. Repatriation. The Company shall reimburse the Employee for all reasonable and documented actual expenses, which shall be agreed to in advance, that the Employee incurs related to his repatriation from Portland or other location to the United Kingdom upon termination of this Agreement, unless a subsequent employer agrees to reimburse the Employee for such expenses. The Company shall reimburse the Employee for Business Class airfare from Portland to the United Kingdom (or such other destination at no greater cost) for the Employee and his spouse upon repatriation.

            3.11. Housing Allowance. During the term of this Agreement, Calypte shall reimburse the Employee actual expenses up to $3,000 per month as a housing allowance, payable in accordance with the policies established from time to time by Calypte for its senior executive officers.

            3.12. Automobile Allowance. During the Term, Calypte shall reimburse the Employee up to $800 per month for the costs and expenses incurred by the Employee for the purchase or lease of an automobile, payable in accordance with the policies established from time to time by Calypte for its senior executive officers.

            3.13. Legal and Tax Advise Expenses. Calypte shall assist and reimburse the Employee for all reasonable documented and actual expenses incurred by the Employee to obtain the necessary documents for him to perform his stated duties of this Agreement in Lake Oswego, Portland. Calypte shall similarly reimburse the Employee up to $2,500 for the Employees reasonable documented and actual expenses incurred to consult with a tax expert regarding the Employee's income tax liabilities in connection with his compensation and benefits under this Agreement.

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            ARTICLE 4 - TERMINATION

            4.1. Termination for Cause. Termination for Cause shall mean termination because of Employee's personal dishonesty, incompetence, failure to adequately perform stated duties, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), conviction of a felony or other serious crime, or material breach of any provision of this Agreement. For purposes of this Agreement, no act, or the failure to act, on the Employee's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of Calypte. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a notice of termination specifying the particulars thereof in detail. The Employee shall not have the right to receive compensation or other benefits for any period after termination for Cause which have not vested or been earned as of the date of such termination. The Employee shall have the right to receive compensation or other benefits which have already vested or been earned as of the date of termination for Cause, unless payment of such compensation or benefits is expressly prohibited by the terms of any plan, program or agreement governing such compensation or benefits.

            4.2. Termination Upon An Other Event of Termination

                  (a) Upon the occurrence of an Other Event of Termination (as herein defined) during the Term, the provisions of this Section 4.2 shall apply. As used in this Agreement, an "Other Event of Termination" shall mean and include any one or more of the following: (i) the termination by Calypte of the Employee's employment hereunder for any reason other than a termination governed by Sections 4.1, 4.3 or 4.4 hereof; (ii) the Employee's resignation upon any (A) a material change in the Employee's function, duties, or responsibilities, which change would cause the Employee's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1.1 and 2.1 hereof, unless consented to by the Employee,
(B) a relocation of the Employee's principal place of employment by more than 100 miles, unless consented to by the Employee, (C) a material reduction in the aggregate benefits and perquisites to the Employee from those being provided as of the effective date of this Agreement, unless such reduction is (I) consented to by the Employee, (II) applies generally to executive-level employees of Calypte, or (III) is a reduction in the amount of the Employee's bonus based on the application of a formula or index to the financial performance of Calypte. Upon the occurrence of any event described in clauses (A), (B), or (C), above, the Employee shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than 30 days prior written notice given within six months after the event giving rise to said right to elect.

                  (b) Upon the occurrence of an Other Event of Termination, Calypte shall be obligated to pay the Employee, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, an amount equal to the Employee's base salary on the date of termination for 12 months. Such amount shall be paid in 12 equal monthly installments commencing on the 30th day after the Termination Date, or under such other arrangements as shall be agreed with the Employee. Such amount shall be in addition to any compensation or benefits earned by the Employee or to which the Employee was entitled prior to the Termination Date. Such payments shall not be reduced in the event the Employee obtains other employment following termination of employment.

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                  (c) Upon the occurrence of an Other Event of Termination,
Calypte will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by Calypte for the Employee prior to his termination at no premium cost to the Employee, except to the extent such coverage may be changed in its application to all executive-level employees of Calypte if such coverage was generally available on the date of an Other Event of Termination to executive-level employees of Calypte, or except to the extent such coverage may be changed in its application to all executive-level employees of Calypte if such coverage was generally available on the date of an Other Event of Termination to executive-level employees of Calypte. The benefits provided under this Section 4.3(c) shall continue until the earlier of (a) six month following Employee's termination of employment with Calypte, (b) the end of the then current Term, or (c) the date the Employee becomes covered under any other group health plan not maintained by Calypte. In the event Employee is required to make an election under Sections 601 through 607 of the Employee Retirement Income Security Act of 1974 (commonly known as COBRA) to qualify for the benefits described in this Section 4.3(c), the obligations of Calypte under this Section 4.3(c) shall be conditioned upon the Employee's timely making such an election.

            4.3. Termination By the Employee or Death. If the Employee terminates his employment with Calypte for any reason other than the reasons set forth in Section 4.2 hereof or the Employee's employment is terminated as a result of his death, Calypte shall pay to the Employee, or in the event of his death, his beneficiary or beneficiaries or his estate, as the case may be, the base salary earned but unpaid pursuant to Section 3.1 hereof through the Termination Date and any earned but unused vacation pay due to the Employee at the Termination Date. Any such payments due to the Employee, under this Section
4.3 shall be paid on the Termination Date, unless the termination of the Employee's employment was due to his death, in which case, such payment shall be made by no later than 30 days after the Termination Date. The Employee shall not have the right to receive compensation or other benefits for any period after the Termination Date which have not vested or been earned as of the Termination Date. The Employee shall have the right to receive compensation or other benefits which have already vested or been earned as of the Termination Date, unless payment of such compensation or benefits is expressly prohibited by the terms of any plan, program or agreement governing such compensation or benefits.

            4.4. Termination on Disability. If (i) the Employee is absent from work for 90 calendar days in any 12-month period by reason of illness or incapacity (whether physical or otherwise) or (ii) the Board of Directors reasonably determines that the Employee is unable to perform his duties, services and responsibilities hereunder by reason of illness or incapacity (whether physical or otherwise) for a total of 90 calendar days in any 12-month period during the Term ("Disability"), Calypte may terminate the Employee's employment hereunder as of the Termination Date specified in a written notice termination from Calypte to the Employee. If the Employee's employment is terminated by Calypte pursuant to this Section 4.4, Calypte shall pay on the Termination Date to the Employee the base salary earned but unpaid pursuant to
Section 3.1 hereof through the Termination Date and any earned but unused vacation pay due to the Employee at the Termination Date. In addition, the Employee shall be entitled to receive benefits based on Calypte's applicable disability plans then in effect. The Employee shall not have the right to receive compensation or other benefits for any period after the Termination Date which have not vested or been earned as of the Termination Date. The Employee shall have the right to receive compensation or other benefits which have already vested or been earned as of the Termination Date, unless payment of such compensation or benefits is expressly prohibited by the terms of any plan, program or agreement governing such compensation or benefits.

                                      -5-
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            4.5. Termination of Calypte's Obligation. If, at any time within one year following termination of employment, the Employee materially breaches any of the Employee's obligations under Articles 5 or 6 of this Agreement, then, in addition to any other remedy of Calypte, Calypte's obligation, if any, to make payments under Section 4.1 shall cease as of the date such material breach occurs. Moreover, the Employee acknowledges that a material breach of Articles 5 or 6 of this Agreement will cause irreparable harm to Calypte and, if the Employee fails to abide by these obligations, Calypte will be entitled to seek specific performance, including immediate issuance of a temporary restraining order or preliminary injunction enforcing this Agreement, and to seek judgment for damages caused by the Employee's breach, and to seek other remedies provided by applicable law.

            4.6. Termination Date. Any termination of the Employee's employment hereunder pursuant to this Article 4 shall be effected by written notice other than a termination as a result of the Employee's death. Any written notice of termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provisions so indicated. The effective date of any such termination (the "Termination Date") shall be as follows:

                  (a) In the event of a termination due to the Employee's death, the date of such death; and

                  (b) In the event of termination for any reason other than the Employee's death, the date specified in the written notice of termination which in no event shall be prior to the date of receipt of such notice.

            ARTICLE 5 - CONFIDENTIALITY AND NON-SOLICITATION

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            5.1. Nondisclosure. The Employee acknowledges that in the course of employment with Calypte, the Employee will have access to learn confidential information concerning Calypte. Confidential information includes, but is not limited to, information about either Calypte's affiliates, vendors, suppliers, distributors and clients, the terms and conditions under which Calypte or its affiliates deals with vendors, suppliers, distributors and clients, sales and product information, manufacturing processes, product formulations, information regarding applications and submissions (relating to existing and proposed products) made to various regulatory bodies, new product plans, product development efforts, marketing strategies, financial information and projections and other commercial and product data, pricing information for products, financing arrangements, research materials, manuals, computer programs, data, marketing plans and tactics, technical information, processes and practices of Calypte, all information contained in electronic or computer files, salary and wage information, and any other information that is designated in writing by Calypte or its affiliates as confidential or that the Employee knows or should know is confidential; information provided by third parties that Calypte is obligated to keep confidential; and all other proprietary information of Calypte. The Employee acknowledges that all confidential information is and shall continue to be the exclusive property of Calypte, whether or not prepared in whole or in part by the Employee and whether or not disclosed to or entrusted to the Employee in connection with employment by Calypte. The Employee agrees not to disclose confidential information, directly or indirectly, under any circumstances or by any means, to any third persons without the prior written consent of Calypte. The Employee agrees that he will not copy, transmit, reproduce, summarize, quote, or make any commercial or other use whatsoever of confidential information, except as may be necessary to perform work done by Employee for Calypte. The Employee agrees to exercise the highest degree of care in safeguarding confidential information against loss, theft or other inadvertent disclosure and agrees generally to take all steps necessary or requested by Calypte to ensure maintenance of the confidentiality of the confidential information. The Employee agrees in addition to the specific covenants contained herein to comply with all of Calypte's policies and procedures for the protection of confidential information.

            5.2. Exclusions. Section 5.1 shall not apply to the following information: (a) information previously, now or hereafter voluntarily disseminated by Calypte to the public or which otherwise becomes part of the public domain through lawful means; (b) information known to the Employee prior to the Employee's employment with Calypte; (c) information received by the Employee from third parties not known by the Employee to be subject to a confidentiality agreement with Calypte; or (d) information, including but not limited to, information concerning banking, financial and/or economic principles, concepts or ideas which is not solely and exclusively derived from the business plans and activities of Calypte.

            5.3. Confidential Proprietary and Trade Secret Information of Others. The Employee represents that he has disclosed to Calypte any agreement to which the Employee is or has been a party regarding the confidential information of others and the Employee understands that the Employee's employment by Calypte will not require the Employee to breach any such agreement. The Employee will not disclose such confidential information to Calypte nor induce Calypte to use any trade secret proprietary information received from another under an agreement or understanding prohibiting such use or disclosure.

            5.4. Non-Solicitation of Employees. During the period of one year after the Termination Date, the Employee shall not directly or indirectly solicit for employment or for independent contractor work any employee of Calypte, and shall not encourage any such employee to leave the employment of Calypte.

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            5.5. Non-Solicitation of Customers. During the period of one year following the Termination Date, the Employee shall not directly or indirectly
(a) solicit for business any customers of Calypte, (b) encourage any such customers to stop using the facilities or services of Calypte, or (c) encourage any such customers to use the facilities or services of any competitor of Calypte.

            5.6. No Unfair Competition. The Employee hereby acknowledges that the sale or unauthorized use or disclosure of any of Calypte's Confidential Material obtained by the Employee by any means whatsoever, at any time before, during, or after the Term shall constitute unfair competition. The Employee shall not engage in any unfair competition with Calypte either during the Term or at any time thereafter.

            ARTICLE 6 - CALYPTE'S OWNERSHIP IN EMPLOYEE'S WORK

            6.1. Calypte's Ownership. The Employee agrees that all inventions, discoveries, improvements, trade secrets, formulae, techniques, processes, and know-how, whether or not patentable, and whether or not reduced to practice, that are conceived or developed during the Employee's employment with Calypte, either alone or jointly with others, if on Calypte's time, using Calypte's facilities, relating to Calypte or to its current or prospective business, shall be owned exclusively by Calypte, and the Employee hereby assigns to Calypte all the Employee's right, title, and interest in all such intellectual property. The Employee agrees that Calypte shall be the sole owner of all domestic and foreign patents or other rights pertaining thereto, and further agrees to execute all documents that Calypte reasonably determines to be necessary or convenient for use in applying for, prosecuting, perfecting, or enforcing patents or other intellectual property rights, including the execution of any assignments, patent applications, or other documents that Calypte may reasonably request. This provision is intended to apply only to the extent permitted by applicable law.

            6.2. Section 6.1 shall not apply to inventions that the Employee has developed entirely on his own time without using Calypte's equipment, supplies, facilities, trade secret information or Confidential Information, except that
Section 6.1 will apply to inventions that either (i) relate at the time of conception or reduction to practice of the invention to Calypte's business, or actual or demonstrably anticipated research or development of Calypte or (ii) result from any work that the Employee performed for Calypte. The Employee will advise Calypte promptly in writing of any inventions that the Employee believes meet the foregoing criteria.

            6.3. Return of Calypte's Property and Materials. Upon termination of employment with Calypte, the Employee shall deliver to Calypte all Calypte property and materials that are in the Employee's possession or control, including all of the information described as confidential information in
Section 6 of this Agreement and including all other information relating to any inventions, discoveries, improvements, trade secrets, formulae, processes, or know-how of Calypte.

            6.4. Ventures. If Employee, during employment with Calypte, is engaged in or associated with the planning or implementation of any project, program, or venture involving Calypte and any third parties, all rights in the project, program, or venture shall belong to Calypte, and the Employee shall not be entitled to any interest therein or to any commission, finder's fee, or other compensation in connection therewith other than the salary to be paid to the Employee as provided in this Agreement.

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            ARTICLE 7 - ARBITRATION

      Any claim or controversy between the parties which the parties are unable to resolve themselves, including any claim arising out of the Employee's employment or the termination of that employment, and including any claim arising out of, connected with, or related to the formation, interpretation, performance or breach of this Agreement, and any claim or dispute as to whether a claim is subject to arbitration, shall be submitted to and resolved exclusively by expedited arbitration by a single arbitrator in accordance with the following procedures:

            7.1. In the event of a claim or controversy subject to this arbitration provision, the complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the matter within 21 days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within 10 business days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or a recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the main Portland, Oregon office of the American Arbitration Association ("AAA") or of the Federal Mediation and Conciliation Service. If, within three business days of the parties' receipt of such list, the parties are unable to agree upon an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

            7.2. Unless the parties agree otherwise, within 120 days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place in Portland, Oregon agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place within Portland, Oregon shall be designated by the arbitrator after consultation with the parties. Within 30 days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator's award.

            7.3. In any arbitration hereunder, Calypte shall pay all administrative fees of the arbitration and all fees of the arbitrator. Each party shall pay its own attorneys' fees, costs, and expenses, unless the arbitrator orders otherwise. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses, and attorneys' fees. The arbitrator shall have no authority to add to or to modify this Agreement, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgement if the matter had been pursued in court litigation. The parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator.

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            7.4. The decision of the arbitrator shall be final, binding, and non-appealable, except as otherwise permitted by law, and may be enforced as a final judgment in any court of competent jurisdiction.

            7.5. This Agreement to resolve any disputes by arbitration shall extend to claims against any parent, subsidiary, or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Agreement. This Agreement, however, shall not apply to claims for workers' compensation or unemployment compensation benefits.

            7.6. Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may, in an appropriate matter, apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

            7.7. Any arbitration hereunder shall be conducted in accordance with the employment rules and procedures of the AAA then in effect; provided, however, that, in the event of any inconsistency between the rules and procedures of the AAA and the terms of this Agreement, the terms of this Agreement shall prevail.

            7.8. If any of the provisions of this Section 7 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Section 7, and this
Section 7 shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section 7 are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

            ARTICLE 8 - MISCELLANEOUS

            8.1. Indemnification. In the event the Employee is made, or threatened to be made, a party to any legal action or proceeding, whether civil or criminal, by reason of the fact that the Employee is or was an officer of Calypte, the Employee shall be indemnified by Calypte, and Calypte shall pay the Employee's related expenses when and as incurred, all to the fullest extent permitted by law but subject to all conditions and requirements of applicable law.

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            8.2. Cooperation in Defense of Calypte. If the Employee, during the
Term or thereafter, is served with any subpoena or other compulsory judicial or administrative process calling for production of confidential information or if the Employee is otherwise required by law or regulations to disclose confidential information, the Employee will promptly, before making any such production or disclosure, notify Calypte and provide it with such information as Calypte may reasonably request to take such action as Calypte deems necessary to protect its interests. The Employee agrees to cooperate reasonably with Calypte, whether during the Term or thereafter, in the prosecution or defense of all threatened claims or actual litigation in which Calypte is or may become a party, whether now pending or hereafter brought, in which the Employee has knowledge of relevant facts or issues. The Employee shall be promptly reimbursed out-of-pocket expenses due to cooperating with the prosecution or defense of any litigation for Calypte.

            8.3. Severable Provisions. The provisions of this Agreement are separate and distinct, and if any provisions are determined to be unenforceable, in whole or in part, the remaining provisions, and the enforceable parts of any partially unenforceable provisions, shall nevertheless be enforceable.

            8.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Calypte, its successors and assigns, and upon the Employee and his heirs, executors, administrators and legal representatives. The Company shall have the right to assign its rights and obligations under this Agreement to an entity which acquires substantially all of the assets of the Company. The Employee may not delegate his duties hereunder.

            8.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together constitutes one and the same instrument and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

            8.6. Waiver. Neither party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall neither be construed as, nor constitute a, continuing waiver of such breach or of other breaches by the same or any other provision of this Agreement.

            8.7. Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Oregon (without regard to the choice of law provisions of Oregon), but only to the extent no superseded by federal law.

            8.8. Headings. Section and subsection headings do not constitute part of this Agreement. They are included solely for convenience and reference, and they in no way define, limit, or describe the scope of this Agreement or the intent of any of its provisions.

            8.9. Integration. This Agreement, including any documents expressly incorporated into it by the terms of this Agreement, constitutes the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, negotiations, and discussions relating to the subject matter of this Agreement. With this Agreement the parties rescind any previous employment agreements or arrangements between themselves. Any supplement, modification, waiver, or termination of this Agreement is valid only if it is set forth in a writing signed by both parties. The waiver of any provision of this Agreement shall not constitute a waiver of any other provisions and, unless otherwise stated, shall not constitute a continuing waiver.

            8.10. Notice. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, two days after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address listed below or (iii) if given by facsimile, when the notice is transmitted to the facsimile number specified below, and the appropriate answerback or telephonic confirmation is received:

      If to Calypte:

      5 Centerpointe Drive, Suite 400
      Lake Oswego, OR  97035
      Attention:   Corporate Secretary
      Telephone: (971) 204-0282
      Facsimile:  (971) 204-0284

      If to the Employee:

      5 Centerpointe Drive, Suite 400
      Lake Oswego, OR  97035
      Telephone: (971) 204-0282
      Facsimile:  (971) 204-0284

In order for a party to change its address or other information for the purpose of this section, the party must first provide notice of that change in the manner required by this section.

      EACH PARTY ACKNOWLEDGES that it has had an opportunity to negotiate, carefully consider, and receive advice on the terms of this Agreement before signing it.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth below.


                                        Calypte Biomedical Corporation


                                        By: /s/ Julius R. Krevans
                                           -------------------------------------
                                        Name:   Julius R. Krevans
Date: June 21, 2006                     Title:  Director
     ----------------------------               Chair, Compensation Cmte.


                                        By: /s/ Roger I. Gale
                                           -------------------------------------
Date: 28 June 2006                      Name: Mr. Roger Gale
      ----------------------------



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